Exhibit 99.1

Pixelworks Reports First Quarter 2012 Financial Results
SAN JOSE, Calif., April 19, 2012 -- Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the first quarter ended March 31, 2012.
First quarter 2012 revenue was $14.3 million, compared to $16.8 million reported in the fourth quarter of 2011 and $14.7 million in the first quarter of 2011. The sequential decrease was primarily driven by expected weaker demand in the digital projection and advanced TV markets, partially offset by licensing revenue recorded during the quarter.
On a GAAP basis, gross profit margin in the first quarter of 2012 was 54.5%, up from 47.1% in the fourth quarter of 2011 and 44.7% in the first quarter of 2011, driven by a shift in product mix as well as licensing revenue recognized during the quarter. First quarter 2012 GAAP operating expenses were $9.1 million, compared with $9.5 million in the previous quarter and $9.8 million in the first quarter of 2011. For the first quarter of 2012, the Company recorded a GAAP net loss of $0.6 million, or $0.04 per share, compared to a GAAP net loss of $2.0 million, or $0.11 per share, in the fourth quarter of 2011 and GAAP net loss of $1.5 million, or $0.11 per share, in the first quarter of 2011.
On a non-GAAP basis, first quarter 2012 gross profit margin was 55.7%, up from 48.0% in the fourth quarter of 2011 and 45.5% in the first quarter of 2011. First quarter 2012 operating expenses on a non-GAAP basis were $8.6 million, compared to $9.0 million in the previous quarter and $9.4 million in the first quarter of 2011. On a non-GAAP basis, net loss in the first quarter of 2012 was $0.1 million, or $0.01 per share, compared with a net loss of $1.3 million, or $0.07 per share, in the fourth quarter of 2011 and net loss of $2.8 million, or $0.20 per share, in the first quarter of 2011.
“Despite the challenges of seasonality compounded by supply disruptions and an industry wide inventory correction, we were able to exceed our guidance for Q1 2012,” said Bruce Walicek, President and CEO of Pixelworks. “With the introduction of our Topaz products for the projector market and further validation of our advanced video technology, leading display partners are recognizing that Pixelworks is the technology leader in advanced video.”
The Company will discuss the details of its business outlook for the second quarter of 2012 during its conference call scheduled for today, April 19, 2012, at 2:00 p.m. Pacific Time.
Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 800-573-4754 and using passcode 26286303. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through Thursday, April 26, 2012, and can be accessed by calling 888-286-8010 and using passcode 44566614.

About Pixelworks, Inc.
Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
For more information, please visit the Company's Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share which excludes stock-based compensation expense, gain on sale of patents, gain on the sale of marketable securities and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains statements, including, without limitation, the statements in Bruce Walicek's quote that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Revenue, net	$14,330	$16,828	$14,700
Cost of revenue (1)	6,521	8,908	8,128
Gross profit	7,809	7,920	6,572
Operating expenses:
Research and development (2)	5,093	5,375	5,995
Selling, general and administrative (3)	4,019	4,134	3,834
Total operating expenses	9,112	9,509	9,829
Loss from operations	(1,303)	(1,589)	(3,257)
Interest expense and other, net	(98)	(89)	(166)
Gain on sale of patents	—	—	1,600
Gain on sale of marketable securities	—	—	264
Total other income (expense), net	(98)	(89)	1,698
Loss before income taxes	(1,401)	(1,678)	(1,559)
Provision (benefit) for income taxes	(763)	279	(91)
Net loss	$(638)	$(1,957)	$(1,468)
Net loss per share - basic and diluted	$(0.04)	$(0.11)	$(0.11)
Weighted average shares outstanding - basic and diluted	18,029	17,944	13,569
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$132	$120	$86
Stock-based compensation	39	36	27
(2) Includes stock-based compensation	222	221	201
(3) Includes stock-based compensation	241	266	247

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,809	$7,920	$6,572
Additional amortization of non-cancelable prepaid royalty	132	120	86
Stock-based compensation	39	36	27
Total reconciling items included in cost of revenue	171	156	113
Non-GAAP gross profit	$7,980	$8,076	$6,685
Non-GAAP gross profit margin	55.7%	48.0%	45.5%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,112	$9,509	$9,829
Reconciling item included in research and development:
Stock-based compensation	222	221	201
Reconciling item included in selling, general and administrative:
Stock-based compensation	241	266	247
Total reconciling items included in operating expenses	463	487	448
Non-GAAP operating expenses	$8,649	$9,022	$9,381
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(638)	$(1,957)	$(1,468)
Reconciling items included in cost of revenue	171	156	113
Reconciling items included in operating expenses	463	487	448
Gain on sale of patents	—	—	(1,600)
Gain on sale of marketable securities	—	—	(264)
Tax effect of non-GAAP adjustments	(144)	7	(4)
Non-GAAP net loss	$(148)	$(1,307)	$(2,775)
Non-GAAP net loss per share - basic and diluted	$(0.01)	$(0.07)	$(0.20)
Non-GAAP weighted average shares outstanding - basic and diluted	18,029	17,944	13,569

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(638)	$(1,957)	$(1,468)
Stock-based compensation	502	523	475
Additional amortization of non-cancelable prepaid royalty	132	120	86
Gain on sale of patents	—	—	(1,600)
Gain on sale of marketable securities	—	—	(264)
Tax effect of non-GAAP adjustments	(144)	7	(4)
Non-GAAP net loss	$(148)	$(1,307)	$(2,775)
EBITDA adjustments:
Depreciation and amortization	$1,172	$1,314	$1,254
Interest expense and other, net	98	89	166
Non-GAAP provision (benefit) for income taxes	(619)	272	(87)
Adjusted EBITDA	$503	$368	$(1,442)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$11,647	$15,092
Accounts receivable, net	6,654	4,557
Inventories	3,139	4,107
Prepaid expenses and other current assets	2,466	2,341
Total current assets	23,906	26,097
Property and equipment, net	6,606	7,366
Other assets, net	2,570	2,914
Total assets	$33,082	$36,377
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,580	$4,428
Accrued liabilities and current portion of long-term liabilities	8,197	8,247
Current portion of income taxes payable	165	212
Total current liabilities	10,942	12,887
Long-term liabilities, net of current portion	1,974	2,467
Income taxes payable, net of current portion	2,358	3,223
Total liabilities	15,274	18,577
Shareholders’ equity	17,808	17,800
Total liabilities and shareholders’ equity	$33,082	$36,377

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com